UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 11, 2022

DUDDELL STREET ACQUISITION CORP.

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-39672	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8/F Printing House, 6 Duddell Street Hong Kong	00000
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: + 852 3468 6200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A ordinary shares, par value $0.0001 per share	DSAC	Nasdaq Capital Market
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	DSACW	Nasdaq Capital Market
Units, each consisting of one Class A ordinary share and one-half of one redeemable warrant	DSACU	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported in a current report on Form 8-K filed with the U.S. Securities and Exchange Commission on April 22, 2022, Mr. Mark Derrick Collier resigned as a director of Duddell Street Acquisition Corp. (the “Company”) effective from April 19, 2022. Mr. Collier was one of the independent directors of the Company and served as chairman of the compensation committee and the nominating and corporate governance committee of the board of directors (the “Board”) and as a member of the audit committee of the Board. Pursuant to Mr. Collier’s resignation from the Board and audit committee, the Company is currently not in compliance with the independent director and audit committee composition requirements set forth in Nasdaq Listing Rules 5605 (the “Board Composition and Committee Requirement Rules”).

On April 29, 2022, the Company received a letter from the staff of the Listing Qualifications Department of the Nasdaq Stock Market (the“Staff”) stating that due to Mr. Collier’s resignation as a director from the Board and audit committee, the Company no longer complies with the Board Composition and Committee Requirement Rules, which require that a majority of the Board must be independent and the audit committee is required to have a minimum of three members, each of whom must be an independent director. In accordance with Nasdaq Listing Rules 5605(b)(1)(A) and 5605(c)(4), Nasdaq will provide the Company a cure period in order to regain compliance as follows: (i) until the earlier of the Company’s next annual shareholders’ meeting or April 19, 2023; or (ii) if the Company’s next annual shareholders’ meeting is held before October 17, 2022, then the Company must evidence compliance no later than October 17, 2022 (the “Cure Period”). If the Company fails to regain compliance within the Cure Period, the Nasdaq Listing Rules require the Staff to provide written notification to the Company that its securities will be delisted.

The Company is actively engaged in efforts to regain compliance with the Board Composition and Committee Requirement Rules and plans to regain compliance within the Cure Period provided by Nasdaq.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 11, 2022

DUDDELL STREET ACQUISITION CORP.

By:	/s/ Manoj Jain
Manoj Jain
Chief Executive Officer